*** Portions of this exhibit are considered confidential by the registrant and have been omitted from this filing and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


                               FIRST AMENDMENT TO
                    GN RESOUND NORTH AMERICA SALES AGREEMENT

      First Amendment (this "AMENDMENT") dated as of November 19, 2001 to the GN ReSound North America Sales Agreement (the "AGREEMENT") dated as of May 31, 2001 between GN ReSound North America Corporation ("GN") and Sonus-USA, Inc., Sonus-Canada Ltd. and, for certain limited purposes described therein, Sonus Corp. (collectively, "SONUS").

                                WITNESSETH:

      WHEREAS, GN and Sonus desire to amend the Agreement as provided herein.

      NOW, THEREFORE, the parties hereto agree as follows:

      SECTION 1. Defined Terms. Capitalized terms used but not defined in this Amendment have the meanings set forth in the Agreement.

      SECTION 2. Amendment to Exhibit C to the Agreement. (a) The second sentence of Section 4(a) of Exhibit C to the Agreement following the initial ":" contained in such Section 4(a) is hereby amended in its entirety to read as follows:

            Of such $*** rebate, $*** (the "Repayment Rebate") shall be payable quarterly (as described below) subject to the following: (i) during the first two years following the Effective Date, the Repayment Rebate will first be applied by Sonus USA toward Current Interest as defined and described in Section 2.05(a) of the Credit Agreement, and Sonus USA shall be entitled to keep any remaining portion of such rebate (subject to Section 4(b) of this Exhibit C); and (ii) each year after the first two years following the Effective Date, the Repayment Rebate will first be applied by Sonus USA to repay any Current Interest and then will be applied by Sonus USA to repay any amounts described in Section 2.05(a)(ii) of the Credit Agreement, and Sonus USA shall be entitled to keep any remaining portion of such rebate (subject to Section 4(b) of this Exhibit C).

      (b) Section 4(b) of Exhibit C to the Agreement is hereby amended in its entirety to read as follows:

      (ii) Notwithstanding Section 4(a) of this Exhibit C, and except as otherwise provided under Section 4(b)(ii) of this Exhibit C, in the event that any Sonus Entity has not remitted to the Company any amount for which it has been invoiced (an "INVOICED AMOUNT") by 90 days after the date of such invoice, the Company shall be


***Confidential portions omitted pursuant to a request for confidential treatment allowed until the expiration of this Agreement to apply any Rebates or any portion thereof toward such Invoiced Amount, provided that the Company shall not so apply any portion of any Repayment Rebate until Sonus USA has applied such Repayment Rebate in accordance with
            Section 4(a) of this Exhibit C.

      (ii)  Notwithstanding  Section  4(a) of this  Exhibit C, in the event that
            (x) between the date hereof and April 30, 2002 any Sonus Entity has not remitted to the Company any Invoiced Amount by 90 days after the date of the related invoice, or (y) between May 1, 2002 and November 30, 2002 any Sonus Entity has not remitted to the Company any Invoiced Amount by 75 days after the date of the related invoice, the Company shall be allowed until the expiration of this Agreement to apply any Rebates or any portion thereof toward such Invoiced Amount, provided that the Company shall not so apply any portion of any Repayment Rebate until Sonus USA has applied such Repayment Rebate in accordance with Section 4(a) of this Exhibit C. Between the date hereof and November 30, 2002, in lieu of any service or interest charges relating to such Invoiced Amount as provided for under the GN ReSound Policies, any such Invoiced Amount shall bear interest for each day from and including the date 90 days (in the case of clause (x)) or 75 days (in the case of clause (y)) after the date of the relevant invoice to and including the date on which payment of such portion plus all accrued interest thereon is paid in full (by cash or by application of Rebates), at a rate per annum equal to six percent (6%). Commencing on December 1, 2002, the service and interest charges relating to all Invoiced Amounts shall be as provided for under the GN ReSound Policies, including without limitation the 1.5% monthly service charge on past due charges set forth in the section titled "Payment" in the GN ReSound Policies.

      (iii) Except as provided  for in Section  4(b)(ii) of this Exhibit C, this
            Section 4(b) shall not be construed as altering or amending in any way the terms and conditions of the GN ReSound Policies.

      SECTION 3. Effectiveness. This Amendment shall be effective as soon as counterparts hereof have been executed and delivered by GN and Sonus.

      SECTION 4. Effect of Amendment. Except as amended hereby, the Agreement shall remain unchanged and effective as of May 31, 2001. The Agreement as amended hereby shall continue in full force and effect.

      SECTION 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (other than its rules of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby).

      SECTION 6. Counterparts. This Amendment may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

      IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

                                    GN RESOUND NORTH AMERICA
                                    CORPORATION


                                    By: /s/ Alan P. Dozier
                                        --------------------------
                                        Name: Alan P. Dozier
                                        Title: Exec VP & Group President


                                    SONUS-USA, INC.


                                    By: /s/ Mark Richards
                                        --------------------------
                                        Name:Mark Richards
                                        Title: Chief Financial Officer


                                    SONUS-CANADA LTD.


                                    By: /s/ Mark Richards
                                        --------------------------
                                        Name: Mark Richards
                                        Title: Chief Financial Officer


                                    SONUS CORP.


                                    By:  /s/ Mark Richards
                                        --------------------------
                                        Name: Mark Richards
                                        Title: Chief Financial Officer